UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2012

IGLUE, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-54562	73-1602395
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1078 Budapest

Marek Jozsef utca 35

Hungary

(Address of Principal Executive Offices)

+36-1-786-9783

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

On February 20, 2012, Mr. Gabor Horvath Dori resigned from his position as Chief Operating Officer of iGlue, Inc. a Nevada corporation, effective immediately. His resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGLUE, INC.

Date: February 24, 2012	By:	/s/ Peter Vasko
Name: Peter Vasko
Title: Chief Executive Officer